                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 20, 1999


                              THE PMI GROUP, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                    1-13664              94-3199675
(State of Incorporation)    (Commission File Number)  (I.R.S. Employer
   Identification No.)


           601 Montgomery Street, San Francisco, California     94111

             (Address of principal executive offices)         (Zip Code)


Registrant's telephone number including area code:  (415) 788-7878


___________________________________________________________________

       (Former name or former address, if changed since last report.)

Item 5.  Other Events

On January 20, 1999, The PMI Group, Inc., announced its fourth quarter earnings and financial results for the period ended December 31, 1998. A copy of the Company's press release dated January 20, 1999 announcing such earnings is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On January 20, 1999, during the fourth quarter earnings conference call with analysts management indicted that it believes, based on current estimates, that the reduction in required MI coverage levels recently announced by Fannie Mae, if also adopted by Freddie Mac is expected to reduce PMI's earned premium by less than 1% in 1999. Management stated that it believes, based on current estimates, that if Freddie Mac does not adopt Fannie Mae's proposal, the impact on 1999 would be significantly less. Management stated it believes it is too early to make any statements on the impact of the Fannie Mae proposal and/or a proposal by Freddie Mac beyond 1999. Management indicated it believes the Fannie Mae proposal should affect the structure and viability of certain captive reinsurance arrangements, generate industry pressure for increases in contract underwriting fees and cause a decline in the use of pool insurance in 1999.

The statements described above and other statements made during the fourth quarter earnings conference call with analysts regarding the Company's outlook for years 1999 and 2000 that are not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks or uncertainties including, but not limited to, the factors listed below that could adversely affect PMI's actual results.

Factors that may materially and adversely impact PMI's results of operations, earnings, and financial condition include the size of the mortgage origination market, mortgage insurance industry volumes of new business, greater than anticipated policy cancellations or lower than projected persistency resulting in declines in insurance in force, the failure of mortgage insurance commitments to convert into new insurance written, the impact of competitive underwriting criteria, products including pool insurance and risk sharing structured transactions, regulatory responses to product offerings, changes in the performance of financial markets, PMI Mortgage Insurance Co.'s claims-paying ability rating, the demand for and the acceptance of mortgage insurance products, decreased profit margins on mortgage insurance products, the impact of expanded financial remedies provided to contract underwriting customers, changes in government regulations or interpretations regarding the Real Estate Settlement Procedures Act and customer consolidation. PMI's financial condition and results of operations may materially and adversely be impacted by changes in legislation which affects the ability of the Federal National Mortgage Association ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac") to offer a substitute for mortgage insurance, including self-insurance and alternative forms of credit support, or for the Federal Housing Administration ("FHA") or the Veteran Administration ("VA") to increase statutory lending limits or other expansion of eligibility for the FHA and VA, or changes in charters of banks and savings institutions. In addition, PMI's financial condition and results of operations may materially and adversely be impacted by a reduction in the amount of mortgage insurance coverage required by Fannie Mae and/or Freddie Mac.

A number of other factors affecting PMI and the mortgage industry in general could cause claims on policies issued to increase and this could materially adversely affect PMI's financial condition and results of operations. The management of PMI believes that loss experience could be materially and adversely affected by economic recessions, declining housing values, higher unemployment rates, deteriorating borrower credit, increases in the rate of borrower defaults, rising interest rates, increases in refinance activity caused by declining interest rates, legislation impacting borrowers' rights or a combination of such factors, which might have nationwide impact or a disproportionate impact on regional economic conditions and demand for housing generally. In addition, contract underwriting is now the principal means by which mortgage insurance is obtained, and is subject to numerous risks and uncertainties, including availability of qualified personnel, price competition, and timely development of computer systems needed to process the increased volume of contract underwriting activity. The inability to remain competitive in providing contract underwriting may materially and adversely impact PMI's results of operations and financial condition. Also, other risk factors listed from time to time in The PMI Group, Inc.' Securities and Exchange Commission filings may materially and adversely impact earnings and results.

Item 7.  Financial statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits

              The following exhibits are filed with this report:

Exhibit No.  Description
99.1         Press Release dated January 20, 1999


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              The PMI Group, Inc.
                              (Registrant)


January 21, 1999              By: /s/ John M. Lorenzen, Jr.
                                  John M. Lorenzen, Jr.
                                  Executive Vice President,
                                  Chief Financial Officer

                              EXHIBIT INDEX


Exhibit No.    Description
99.1           Press Release dated January 20, 1999